UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: August 7, 2008 (August 4, 2008)
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company has appointed David Olson Chief Financial Officer of the Company with an effective date of August 4, 2008. Mr. Olson, 54, most recently served as Chief Financial Officer of Global Vehicle Technologies/GT Development Corporation, a Seattle-based manufacturer of custom-engineered components for the heavy-duty truck market, since 2003. Prior to Global Vehicle Technologies/GT Development Corporation, Mr. Olson was the Chief Financial Officer for Web3000.com and Orca Technologies, Inc. Mr. Olson is a licensed Certified Public Accountant in Washington and California and holds a Bachelor of Business Administration from Pacific Lutheran University.
Under the terms of Mr. Olson’s employment, the Company has agreed to pay Mr. Olson an annual base salary, initially set at $220,000. Mr. Olson is eligible to participate in the Company’s annual incentive plan with a discretionary bonus target of 33% of his annual base salary, or $72,600, with a maximum potential bonus of 150% of his annual base salary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 7, 2008

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer